EXHIBIT 10.2


                               MANAGEMENT CONTRACT

         THIS CONTRACT is made effective January 30, 1998 between NELSON ROOFING, INC., a Minnesota corporation, having its principal place of business at 510 West 25th Street, Hibbing, Minnesota 55746 ("Nelson Roofing") and INDUSTRIAL RUBBER PRODUCTS, INC., a Minnesota corporation, having its principal place of business at 3804 East Beltline, Hibbing, Minnesota 55746 ("Industrial Rubber") for the following reasons:

         A. Nelson Roofing desires to avail itself of the experience, sources of information, advice, assistance, staff and facilities available to Industrial Rubber and to have Industrial Rubber, through its staff, undertake certain duties and responsibilities and to perform certain services on behalf of Nelson Roofing;

         B. Industrial Rubber is willing to undertake to render such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

         1. SERVICES OF INDUSTRIAL RUBBER. Industrial Rubber, subject to its need to direct and control its business, shall upon request, provide accounting, management, and other miscellaneous services for Nelson Roofing. Industrial Rubber shall, in particular, make available to Nelson Roofing the services of
(1) its Controller, (2) its accounts payable/receivable clerk and (3) its Vice President - Engineering and Technological Services. In addition, upon request, and subject to the requirements of Industrial Rubber, Industrial Rubber will provide other general management and administrative services for Nelson Roofing.

         2. COMPENSATION.

                  (a) For services rendered to Nelson Roofing by Industrial Rubber, Industrial Rubber will be paid monthly an amount equal to the time spent by Industrial Rubber

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         employees on Nelson Roofing matters (calculated to the quarter hour)
         multiplied by the employee's hourly rate of pay (or for salaried employees, the employee's base gross pay for the month divided by 168) multiplied by 130%. This payment shall be compensation to Industrial Rubber for the services provided including all general overhead expenses and the other ordinary and necessary expenses of Industrial Rubber.

                  (b) Nelson Roofing shall reimburse Industrial Rubber for any and all out-of-pocket expenses directly and solely attributable to services provided for the benefit of Nelson Roofing.

                  (c) Nelson Roofing shall pay to Industrial Rubber the amount payable pursuant to any statement not later than 10 days following the statement, and Industrial Rubber shall render its statement not later than 20 days after the end of each month.


         3. TERM OF CONTRACT. This contract shall be in force for a period ending December 31, 1998, and may be renewed only by the action of both parties;

         4. NONASSIGNABILITY. This contract shall not be assignable by either party without the consent of the other.

         5. TERMINATION. This contract may be terminated immediately upon written notice of termination if any of the following events shall happen:

                  (a) Either party breaches any provision of this contract, and after such notice of such violation, the breaching party shall not cure such default within 30 days; or

                  (b) Either party shall be adjudged bankrupt or insolvent by a court of competent jurisdiction; an order shall be made by a court of competent jurisdiction

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         for the appointment of a receiver, liquidator, or trustee or of all or substantially all of a party's property; or any petition is filed by or against a party for its reorganization, and such petition shall not be dismissed within 30 days.

         6. EFFECT OF TERMINATION. From and after the effective date of termination of this contract, pursuant to paragraphs 3, 4, or 5 hereof, Industrial Rubber shall not be entitled to compensation for further services hereunder. Upon termination, each party shall deliver to the other party all property and documents of the other party then in the custody of the party.

         7. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing and shall, unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, be given by being mailed certified mail to the following addresses of the parties thereto:

         To Nelson Roofing:         Nelson Roofing, Inc.
                                    510 West 25th St.
                                    Hibbing, Minnesota 55746

         To Industrial Rubber:      Industrial Rubber Products, Inc.
                                    3804 E. 13th Ave.
                                    Hibbing, Minnesota 55746

Any party may at any time give notice to the other party that it wishes to change its address for the purpose of this paragraph.

         8. MODIFICATION. This contract shall not be changed, modified, terminated, or discharged in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assigns.

         9. BINDING EFFECT. This contract shall bind any successors of the parties hereto and any assigns of Nelson Roofing.

         10. APPLICABLE LAW. The provisions of this contract shall be construed and interpreted in accordance with the laws of the State of Minnesota as at the time in effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this contract to be executed by their officers thereunto duly authorized as of the day and year first above written.


NELSON ROOFING, INC.                        INDUSTRIAL RUBBER PRODUCTS, INC.



By /s/ Daniel O. Burkes                     By /s/ Christopher M. Liesmaki
   ---------------------------------           ---------------------------------
   Daniel O. Burkes                            Christopher M. Liesmaki
   Its President                               Its Vice President